UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.

ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 19, 2020

The following notice of change of location relates to the proxy statement of Altisource Portfolio Solutions S.A. (the “Company” or “Altisource”), dated April 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, May 19, 2020 at 9:00 a.m. Central European Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 11, 2020.

This notice should be read in conjunction with the proxy statement.

NOTICE OF CHANGE OF LOCATION

TO A VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2020 AT 9:00 A.M. CET

To the Shareholders of Altisource Portfolio Solutions S.A.:

Due to the public health impact of the COVID-19 pandemic and the restrictions on public gatherings issued by the government of Luxembourg, the Company will host its 2020 Annual Meeting of Shareholders virtually, and will no longer include an in-person event. The previously announced date and time of the meeting (May 19, 2020, at 9:00 a.m. Central European Time), and the business items to be considered at the meeting, remain the same.

The virtual meeting will be conducted via live webcast at https://web.lumiagm.com/m#/157819148 commencing at 9:00 a.m. Central European Time on Tuesday, May 19, 2020.

Shareholder of Record

Shareholders of record are those shareholders holding their shares through an account with our transfer agent, American Stock Transfer & Trust Company, LLC. Shareholders of record may use the 16 digit control number found on their proxy cards to enter the virtual meeting.

Beneficial Holders

Beneficial holders are those holding their shares in “street name” through an account with a bank or broker. Beneficial holders wishing to attend to the virtual meeting need to register with Altisource no later than Thursday, May 14, 2020. To register, beneficial holders must: (i) obtain a “legal proxy” from the holder of record (e.g. their bank or broker); (ii) submit a copy of such legal proxy to corporate.secretary@altisource.lu; and (iii) provide an e-mail address to which Altisource can send the access information. Registration requests must be received by Altisource no later than 5:00 p.m. Central European Time, on Thursday, May 14, 2020.  Beneficial holders that successfully complete the registration process will receive an e-mail from Altisource confirming their registration and providing a control number to access the virtual meeting.

All shareholders are encouraged to vote their shares in advance of the meeting by one of the methods described in the proxy materials, even if they intend to attend the virtual meeting.  The proxy card, voting instruction form or notice of internet availability that were previously distributed will not be updated to reflect this change in meeting format and may be used to vote shares in connection with the 2020 Annual Meeting. Shareholders who previously sent in proxies, or voted by telephone or by internet, do not need to take any further action.

Shareholders attending the virtual meeting will have the opportunity to submit written questions through the meeting web site.

By order of the Board of Directors,

Gregory J. Ritts
Corporate Secretary

Luxembourg City, Grand Duchy of Luxembourg
May 11, 2020

Important notice regarding the availability of proxy materials for the

2020 Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on May 19, 2020:

The proxy materials and the Annual Report to Shareholders are available at

http://ir.altisource.com/financials.cfm and at http://www.proxyvote.com